EXHIBIT 99.1

[LOGO OF THE PEOPLES BAVN TRUST COMPANY, INC.]

                                               Contact: Andrew C. Bearden, Jr.
                                                        Executive Vice President
                                                        Chief Financial Officer
                                                        (334) 875-1000

                     THE PEOPLES BANCTRUST CO., INC. REPORTS
                           HIGHER FIRST QUARTER INCOME

SELMA, Ala. - (April 18, 2006) - The Peoples BancTrust Co., Inc. (NASDAQ
SmallCap: PBTC) today reported higher net income for the first quarter ended March 31, 2006.

     Net income for the first quarter of 2006 (the "2006 quarter") totaled $2.5 million compared to $1.4 million for the same period in 2005 (the "2005 quarter"). Earnings per share totaled $0.42 on both a basic and diluted basis in the 2006 quarter and $0.26 both basic and diluted in the 2005 quarter.

     "The first quarter was a solid one for our company in terms of earnings," stated Walter A. Parrent, President and Chief Executive Officer. "While we continued to benefit from credits in our loan loss provision account, more importantly we realized significant improvements in our core earnings.

     "Compared to the first quarter of 2005, net interest income increased on enhanced yields and higher loan demand. Deposit fee income posted a solid increase and operating expenses declined. We are especially encouraged by these results, as we believe core earnings enhancements are vitally important to our long term success."

FIRST QUARTER 2006 RESULTS

     Net interest income increased in the 2006 quarter to $6.9 million from $6.4 million in the 2005 quarter. Net interest margin in the 2006 quarter was 3.76% on average earning assets of $742.6 million, compared to 3.58% on average earning assets of $728.7 million in the 2005 quarter.

     Provision for loan losses in the 2006 quarter was a negative $541,000 compared to a negative $313,000 in the 2005 quarter.

     Noninterest income, net of securities gains, totaled $2.4 million in the 2006 quarter compared to $2.0 million in the 2005 quarter. An increase in activity based deposit service charges was the primary reason for this increase.

     Noninterest expense decreased to $6.1 million in the 2006 quarter from $6.8 million in the 2005 quarter. Staff reductions and the inclusion of an operational charge off in the 2005 quarter contributed to this decline in noninterest expense between the two periods.

OUTLOOK

     "Going forward, we intend to maintain our focus on the core elements of this business while continuing to evaluate growth opportunities," continued Mr. Parrent. "We believe that through both internal growth and strategic acquisitions, we can further leverage our operational efficiencies and increase shareholder value," Mr. Parrent concluded.

ABOUT PEOPLES BANCTRUST CO., INC.

     The Peoples BancTrust Co., Inc. is the parent company of The Peoples Bank and Trust Company, which has 23 offices located in ten Alabama counties (Autauga, Bibb, Butler, Dallas, Elmore, Jefferson, Lee, Montgomery, Shelby and Tuscaloosa).

     Information contained in this press release, other than historical information, may be considered forward-looking in nature and is subject to various risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on Peoples BancTrust's operating results, performance or financial condition are competition, the demand for its products and services, the ability to expand, and numerous other factors as set forth in filings with the Securities and Exchange Commission.

                       THE PEOPLES BANCTRUST COMPANY, INC.
                           CONSOLIDATED BALANCE SHEETS
                                     (000's)

                                                       March 31,       December 31,
                                                          2006             2005
                                                     --------------   --------------
                                                      (unaudited)
ASSETS
------
Cash and due from banks                              $       27,888   $       34,585
Federal funds sold and resell agreements                          -           14,000
                                                     --------------   --------------
  Cash and cash equivalents                                  27,888           48,585

Available-for-sale securities                               215,906          226,043

Loans, net of unearned income                               535,818          495,509
Allowance for loan losses                                    (6,209)          (6,654)
                                                     --------------   --------------
  Loans, net                                                529,609          488,855

Bank premises and equipment                                  38,787           37,960
Less accumulated depreciation                               (19,457)         (19,014)
                                                     --------------   --------------
  Bank premises and equipment, net                           19,330           18,946

Other real estate, net                                        1,620            2,746
Interest receivable                                           4,059            3,921
Intangible assets acquired, net                               6,578            6,634
Deferred income taxes                                         2,513            2,283
Other assets                                                 14,489           13,759
                                                     --------------   --------------
    Total assets                                     $      821,993   $      811,773
                                                     ==============   ==============

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Liabilities:
Deposits:
  Demand-noninterest bearing                         $       92,454   $       85,538
  Demand-interest bearing                                   228,622          238,010
  Savings                                                    37,802           36,965
  Time                                                      325,813          327,536
                                                     --------------   --------------
    Total deposits                                          684,691          688,049
Other borrowed funds                                         37,492           37,732
Interest payable                                              2,388            2,176
Income taxes payable                                          1,210              223
Other liabilities                                            13,145            2,042
                                                     --------------   --------------
    Total liabilities                                       738,925          730,222

Stockholder's equity:
  Common stock                                                  590              590
  Treasury stock                                                (91)             (91)
  Additional paid-in capital                                 16,708           16,586
  Accumulated other comprehensive loss, net of tax           (3,841)          (3,449)
  Deferred stock based compensation                             (92)             (92)
  Retained earnings                                          69,793           68,007
                                                     --------------   --------------
    Total stockholders' equity                               83,067           81,551
                                                     --------------   --------------
      Total liabilities and stockholders' equity     $      821,993   $      811,773
                                                     ==============   ==============

                       THE PEOPLES BANCTRUST COMPANY, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                 (In thousands except share and per share data)

                                                                        Three Months Ended March 31,
                                                                      -------------------------------
                                                                           2006             2005
                                                                      --------------   --------------
                                                                       (unaudited)
Interest income:
    Interest and fees on loans and bankers acceptances                $        9,398   $        7,227
    Interest and dividends on investment securities:
      U.S. Government securities                                               1,101            1,072
      Other securities and interest-bearing deposits                           1,025            1,177
    Interest on federal funds sold and resell agreements                         174              232
                                                                      --------------   --------------
         Total interest income                                                11,698            9,708
                                                                      --------------   --------------
Interest expense:
    Interest on deposits                                                       4,313            2,655
    Interest on federal funds purchased and other borrowed funds                 501              614
                                                                      --------------   --------------
         Total interest expense                                                4,814            3,269
                                                                      --------------   --------------
         Net interest income                                                   6,884            6,439
(Credit) provision for loan losses                                              (541)            (313)
                                                                      --------------   --------------

         Net interest income after (credit) provision for loan loss            7,426            6,752

Noninterest income:
    Trust department income                                                      319              222
    Service charges on deposit accounts                                        1,386            1,011
    Net securities gains                                                           1               14
    Other noninterest income                                                     696              816
                                                                      --------------   --------------
         Total noninterest income                                              2,403            2,063

Noninterest expense:
    Salaries and wages                                                         2,760            3,147
    Pensions and other employee benefits                                         585              492
    Occupancy and equipment expenses                                           1,136            1,262
    Other noninterest expenses                                                 1,643            1,914
                                                                      --------------   --------------
         Total noninterest expense                                             6,124            6,816
                                                                      --------------   --------------
         Income before provision for income taxes                              3,704            2,000

Provision for income taxes                                                     1,213              565
                                                                      --------------   --------------
         Net income                                                   $        2,492   $        1,435
                                                                      ==============   ==============
Earnings per share
    Basic net income per share                                        $         0.42   $         0.26
                                                                      ==============   ==============
    Diluted net income per share                                      $         0.42   $         0.26
                                                                      ==============   ==============
    Dividends per share                                               $         0.12   $         0.11
                                                                      ==============   ==============
    Basic weighted average number of shares outstanding                    5,898,286        5,585,158
                                                                      ==============   ==============
    Diluted weighted average number of shares outstanding                  5,933,391        5,616,830
                                                                      ==============   ==============

THE PEOPLES BANCTRUST COMPANY, INC.

                            SELECTED FINANCIAL RATIOS

                                                         As of and for
                                                  the quarter ended March 31,
                                                  ----------------------------
                                                      2006            2005
                                                  ------------     -----------
                                                          (unaudited)

Loans to deposits                                        78.44%          67.37%

Allowance for loan losses to loans                        1.16%           1.90%

Net (recoveries) / charge offs to average loans          -0.08%           0.36%

Nonperforming assets to total assets                      0.26%           0.39%

Allowance for loan losses to  nonaccrual loans            1249%            779%

Yield on loans                                            7.49%           6.65%

Net interest margin                                       3.76%           3.58%

Noninterest income to average assets                      1.21%           1.06%

Noninterest expense to average assets                     3.08%           3.51%

Efficiency ratio                                         65.94%          80.16%